UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Halliburton Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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HALLIBURTON COMPANY
1401 McKinney, Suite 2400,
Houston, Texas 77010-4035
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING
TO BE HELD ON WEDNESDAY, MAY 21, 2008

NAME/ADDRESS IMPRINT AREA
[FIRST CLASS MAIL]

You can view the Annual Report and
Proxy Statement for Halliburton at:
http://bnymellon.mobular.net/bnymellon/hal

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
Dear Halliburton Stockholder:
The 2008 Annual Meeting of Stockholders of Halliburton Company (the “Company”) will be held at The Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024, on Wednesday, May 21, 2008 at 9:00 a.m.
Proposals to be considered at the Annual Meeting:
1.	To elect ten Directors to serve for the ensuing year and until their successors shall be elected and shall qualify.

2.
To consider and act upon a proposal to ratify the appointment of KPMG LLP as principal independent public accountants to examine the financial statements and books and records of Halliburton for the year 2008.

3.	To consider and act upon a proposal to reapprove the material terms of performance goals under the 1993 Stock and Incentive Plan.

4.	To consider and act upon a stockholder proposal on human rights policy.

5.	To consider and act upon a stockholder proposal on political contributions.

6.	To consider and act upon a stockholder proposal on human rights board committee.

7.	To transact any other business that properly comes before the meeting or any adjournment or adjournments of the meeting.
The Board of Directors recommends a vote “FOR” the Director Nominees and “FOR” Items 2 and 3.
The Board of Directors recommends a vote “AGAINST” Items 4, 5 and 6.
The Board of Directors has set the close of business on March 24, 2008 as the record date (the “Record Date”) for the determination of Stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

You will be able to vote your proxy while viewing the proxy materials on the Internet. To do so, you will be asked to enter the 11-digit control number printed on the bottom right corner of this Notice.
CONTROL NUMBER RESTRICTED AREA 3” x 1 1/2”

BAR CODE AREA RESTRICTED
23/4“x 1/2”

IMPORTANT NOTICE: Regarding the Internet Availability of Proxy Materials
for Halliburton Company Annual Stockholder Meeting:
This communication provides only a brief overview of the matters to be voted on at the Halliburton Company Annual Meeting of Stockholders. A complete set of proxy materials which include: Notice of Meeting, Proxy Statement, Annual Report, Proxy Card and access to the Proxy Voting Site are available to you on the Internet. You are encouraged to access and review all of the important information contained in the proxy materials before voting.
The following Proxy Materials are available for you to review online at:
http://bnymellon.mobular.net/bnymellon/hal
•	the Company’s 2008 Proxy Statement (including all attachments thereto);

•	the Proxy Card ;

•	the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (which is not deemed to be part of the official proxy soliciting materials); and

•	any amendments to the foregoing materials that are required to be furnished to stockholders.
To receive a paper copy of these documents, you must request them. Such documents will be provided to you at no charge. To ensure that you receive the copy of these materials prior to the Halliburton Company Annual Meeting of Stockholders, please make sure to request the materials on or before May 7, 2008.
You can request a paper copy of the proxy materials in one of three ways:
1.	By calling 1-888-313-0164 (outside of the U.S. and Canada call 1-201-680-6688);
2.	By sending an email to: shrrelations@bnymellon.com; or
3.	By logging onto: http://bnymellon.mobular.net/bnymellon/hal
ACCESSING YOUR PROXY MATERIALS ONLINE
YOU MUST REFERENCE YOUR 11-DIGIT CONTROL NUMBER WHEN YOU REQUEST
A PAPER COPY OF THE PROXY MATERIALS OR TO VOTE YOUR PROXY ELECTRONICALLY.
The Proxy Materials for Halliburton are available to review at:
http://bnymellon.mobular.net/bnymellon/hal
VOTE BY INTERNET
Use the internet to vote your shares. Have this card in hand when you access the above web site.
On the top right hand side of the website click on “Vote Now” to access the electronic proxy card and vote your shares
DIRECTIONS TO THE HOUSTONIAN HOTEL
From Bush International Airport - Houston:
•	Exit the Airport on to JFK Blvd.
•	Follow the signs to Sam Houston Tollway/Beltway 8 West.
•	Take Sam Houston Tollway/Beltway 8 West to I-45 South (Downtown).
•	Take I-45 South to Loop 610 West.
•	Loop 610 West becomes Loop 610 South
•	Follow Loop 610 South to the Woodway exit.
•	Make a right on Woodway to N. Post Oak Lane (1st signal).
•	Make a right on N. Post Oak Lane. The Houstonian is 3 blocks down on the left at the stop sign.
From Houston Hobby:
•	Exit airport going right on Airport Blvd. - 1.9 miles.
•	Go under freeway and turn left and get on I-45 North.
•	Come around downtown on the Pierce elevated freeway and after the Bagby exit look for the Memorial Drive exit on right.
•	Exit Memorial and go to the light and turn left and get on Memorial.
•	Go about 5.5 miles, through the park, the road will fork, veer left onto Woodway, pass under the freeway.
•	Make a right on N. Post Oak Lane. The Houstonian is 3 blocks down on the left at the stop sign.